EXHIBIT 99.1







FOR:       AMREP Corporation
           300 Alexander Park, Suite 204
           Princeton, New Jersey 08540

CONTACT:   Peter M. Pizza
           Vice President and Chief Financial Officer
           (609) 716-8210
           (609) 716-8255 (fax)


              AMREP REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS
              ----------------------------------------------------

Princeton, New Jersey, July 14, 2008 - AMREP Corporation (NYSE: AXR) today reported net income of $13,705,000, or $2.19 per share, for its fiscal year ended April 30, 2008 compared to net income of $45,106,000, or $6.78 per share, in fiscal 2007. The 2008 results consisted of net income from continuing operations of $13,762,000, or $2.20 per share, and a net loss from discontinued operations of $57,000, or $0.01 per share, versus net income from continuing operations of $46,697,000, or $7.02 per share, and a net loss from discontinued operations of $1,591,000, or $0.24 per share, in fiscal 2007. Revenues were $172,061,000 in 2008 compared to $204,839,000 in the prior year.

For the fourth quarter of 2008, net income was $529,000, or $0.09 per share, compared to $6,310,000, or $0.95 per share, in the same period of 2007. Results for the fourth quarter of 2007 consisted of income from continuing operations of $7,901,000, or $1.19 per share, and a loss from discontinued operations of $1,591,000, or $0.24 per share, while results for the fourth quarter of 2008 were entirely from continuing operations. Fourth quarter 2008 revenues were $35,177,000 versus $48,326,000 in the same period last year.

The net loss from discontinued operations in 2008 and 2007 was attributable to costs incurred in connection with the settlement of all litigation related to the Company's El Dorado, New Mexico water utility subsidiary.

Revenues from real estate land sales at AMREP Southwest decreased from $15,065,000 and $95,825,000 in the fourth quarter and full fiscal year 2007 to $289,000 and $27,902,000 in the same periods of 2008. The substantial fourth quarter and full year revenue decreases in 2008 were due to substantially lower land sales in the Company's principal market of Rio Rancho, New Mexico, reflecting the severe decline that occurred in this market in 2008 compared to 2007 and earlier years. As previously reported, the number of permits for new home construction was down significantly for calendar 2007 compared to 2006, with Rio Rancho showing a decrease of nearly 50%. The Company believes that this decline was generally consistent with the well-publicized problems of the national home building industry, including fewer sales of both new and existing homes, the increasing number of mortgage delinquencies and foreclosures and a tightening of mortgage availability. Faced with these adverse conditions, builders slowed the pace of building on land previously purchased from the Company in Rio Rancho and, in some cases, delayed or cancelled the purchase of additional land. The average gross profit percentages on those land sales that did occur in 2008 were 67% and 65% for the fourth quarter and full fiscal year compared to 67% and 68% in the same periods of 2007. As a result of these and other factors, including the nature and timing of specific transactions, revenues and related gross profits from real estate land sales can vary significantly from period to period and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's  Kable Media  Services  operations,  including  both
Fulfillment Services and Newsstand Distribution Services, increased from $32,170,000 and $100,505,000 for the fourth quarter and full fiscal year 2007 to $34,324,000 and $138,696,000 for the same periods in 2008. These increases were attributable to Kable's January 2007 acquisition of Palm Coast Data which was included in the Company's financial statements for all of 2008 but only for the last three and one-half months of 2007. Revenues from Fulfillment Services operations, including the revenues of Palm Coast, were $28,965,000 and $86,121,000 for the fourth quarter and full fiscal year 2007 compared to $31,220,000 and $125,780,000 for the same periods in 2008. The 2008 increase in Fulfillment Services revenues from the Palm Coast acquisition was partly offset by decreases in revenues from other parts of Kable's Fulfillment Services business that resulted from competitive market pressures and customer losses. Revenues from Kable's Newsstand Distribution Services operations decreased from $3,205,000 and $14,384,000 for the fourth quarter and full fiscal year 2007 to $3,104,000 and $12,916,000 for the same periods in 2008. These decreases in Newsstand Distribution Services revenues were due to reduced billings and lower commission rates as well as the inclusion of certain revenues in the prior year that did not recur in 2008.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

                             -----------------------



                             (Two Schedules Follow)

Schedule 1


                       AMREP CORPORATION AND SUBSIDIARIES
                        FINANCIAL HIGHLIGHTS (UNAUDITED)


                                                            Three Months Ended April 30,
                                                            ----------------------------
                                                            2008                    2007
                                                            ----                    ----
Revenues                                              $   35,177,000          $   48,326,000

Net income (loss):
 Continuing operations                                $      529,000          $    7,901,000
 Discontinued operations                                          -               (1,591,000)
                                                     -----------------       -----------------
                                                      $      529,000          $    6,310,000
                                                     -----------------       -----------------

Earnings (loss) per share - Basic and Diluted:
 Continuing operations                                $         0.09          $         1.19
 Discontinued operations                                          -                    (0.24)
                                                     -----------------       -----------------
                                                      $         0.09          $         0.95
                                                     -----------------       -----------------

Weighted average number of common shares
outstanding                                                5,995,000               6,653,000
                                                     -----------------       -----------------

                                                            Twelve Months Ended April 30,
                                                            -----------------------------
                                                            2008                    2007
                                                            ----                    ----
Revenues                                              $  172,061,000          $  204,839,000

Net income (loss):
 Continuing operations                                $   13,762,000          $   46,697,000
 Discontinued operations                                     (57,000)             (1,591,000)
                                                     -----------------       -----------------
                                                      $   13,705,000          $   45,106,000
                                                     -----------------       -----------------

Earnings (loss) per share - Basic and
Diluted:
 Continuing operations                                $         2.20          $         7.02
 Discontinued operations                                       (0.01)                  (0.24)
                                                     -----------------       -----------------
                                                      $         2.19          $         6.78
                                                     -----------------       -----------------

Weighted average number of common shares
outstanding                                                6,248,000               6,650,000
                                                     -----------------       -----------------


                                      ####

Schedule 2

The Company's land sales in Rio Rancho, New Mexico were as follows (dollar amounts in thousands):

                                               2008                                          2007
                              ---------------------------------------      ------------------------------------------
                               Acres                       Revenues         Acres                          Revenues
                               Sold         Revenues       per Acre         Sold          Revenues         per Acre
                              ---------    -----------    -----------      --------      ------------    ------------
Three months ended
April 30:
 Developed
   Residential                   (a)       $       74     $      296           30        $    8,245      $      275
   Commercial                     -                -              -             -                 -               -
                              ---------    -----------    -----------      --------      ------------    ------------
 Total Developed                  -                74            296           30             8,245             275
 Undeveloped                      11              215             20          215             6,820              32
                              ---------    -----------    -----------      --------      ------------    ------------
   Total                          11       $      289     $       26          245        $   15,065      $       62
                              ---------    -----------    -----------      --------      ------------    ------------
Twelve months ended
April30:
 Developed
   Residential                    30       $    9,542     $      318          138        $   39,407      $      286
   Commercial                     39            8,651            222           56            15,728             281
                              ---------    -----------    -----------      --------      ------------    ------------
 Total Developed                  69           18,193            264          194            55,135             284
 Undeveloped                     337            9,709             29          857            40,690              48
                              ---------    -----------    -----------      --------      ------------    ------------
      Total                      406       $   27,902     $       69        1,051        $   95,825      $       91
                              ---------    -----------    -----------      --------      ------------    ------------


(a)  less than 0.5 acres.

The Company offers developed and undeveloped land in Rio Rancho from a number of different projects and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors.